Exhibit 99.3

Filed by: Resource Bankshares Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

FOR IMMEDIATE RELEASE	Contact: Lu Ann Klevecz
Full text available on PR NEWSWIRE	Office: 757-463-2265

Resource Bankshares Corporation to merge with

Pennsylvania-based Fulton Financial Corporation

(August 25) – Virginia Beach, Va. – Resource Bankshares Corporation (NASDAQ: RBKV), based in Virginia Beach, Virginia, has signed a definitive agreement to merge with Fulton Financial Corporation, based in Lancaster, Pennsylvania. Fulton Financial Corporation, with assets of $9.2 billion, is the second largest commercial bank holding company based in the Third Federal Reserve District.

Lawrence N. Smith, CEO of Resource Bankshares Corporation, and Rufus A. Fulton, Jr., chairman and CEO of Fulton Financial Corporation made the merger announcement jointly today.

“We couldn’t be happier about joining the Fulton Financial team,” said Smith. “We are very proud of what Resource has achieved over the past decade. Our shareholders, our customers, our employees and our communities have benefited from our way of doing business and will continue to do so in the future. In joining with Fulton Financial, we will be able to bring all the products and services of a larger financial organization to our customers without changing our name, our philosophy, our local decision-making process, our employees or our support for the local communities we serve.”

“We are delighted that Resource Bankshares Corporation has made the decision to join the Fulton Financial family,” said Fulton. “Fulton Financial has a clearly defined acquisition strategy that includes expanding our franchise into the Virginia market. We are pleased that our first step toward this goal has aligned us

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with such a high caliber bank that is located in the strongest markets in terms of demographics and economic character. Resource Bankshares has consistently demonstrated outstanding financial performance and recently ranked 5th in the nation among banks with assets under $1 billion in terms of its 3-year average ROE of 21.47% as reported in U.S. Banker magazine.”

Fulton Financial will acquire all issued and outstanding shares of common stock of Resources Bankshares. According to the merger agreement, each share of Resource Bankshares common stock outstanding at the time of the merger will be exchanged for 2.20 shares of Fulton Financial common stock. Based on the $20.47 per share closing price of Fulton Financial stock on August 22, 2003 the transaction is valued at approximately $195.6 million. As of August 22, 2003, Resource Bankshares had approximately 4.0 million shares of common stock outstanding.

The price represents a multiple of 3.31 times Resource Bankshares’ common shareholder equity as of June 30, 2003. The price equates to 18.08 times trailing 12-month earnings as of June 30, 2003. The acquisition is subject to approval by bank regulatory authorities and Resource Bankshares’ shareholders. It is expected to close during the first quarter of 2004.

As part of the agreement, Resource Bankshares granted Fulton Financial Corporation an option to purchase 19.9% of its fully diluted outstanding common stock under certain conditions.

Upon completion of its acquisition of Resource Bankshares Corporation, Fulton Financial Corporation intends to retain Resource Bank as a separate subsidiary. Lawrence N. Smith will become chairman of the board of Resource Bank, and T. A. Grell, Jr., will become president and CEO. Additionally, Thomas W. Hunt, currently chairman of Resource Bankshares, will become a member of the Fulton Financial Corporation board.

Resource Bankshares Corporation, with approximately $860 million in assets, operates six community banking offices in Newport News, Chesapeake, Herndon, Virginia Beach (2 locations) and Richmond in Virginia. In addition, the Corporation operates 14 additional loan production and residential mortgage offices in Virginia, North Carolina, Maryland and Florida.

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Fulton Financial Corporation operates 199 banking offices in Pennsylvania, Maryland, Delaware and New Jersey through the following affiliates: Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD, Skylands Community Bank, Hackettstown, NJ; and Premier Bank, Doylestown, PA.

The Corporation’s financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc. Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.

Residential mortgage lending is offered by all banks through Fulton Mortgage Company.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com. Additional information on Resource Bankshares Corporation can be found at www.resourcebankshares.com.

Resource Bankshares Corporation and its officers and directors may be deemed to be participants in the solicitation of proxies from Resource Bankshares shareholders with respect to the transactions contemplated by the merger agreement. Information regarding Resource Bankshares’ officers and directors is included in Resource Bankshares’ Proxy Statement for its 2003 Annual Meeting, filed with the SEC on April 18, 2003. Resource Bankshares’ 2003 Proxy Statement also discloses the interests of such officers and directors in the event of an acquisition of Resource Bankshares (including, among other things, the acceleration of certain benefits or rights upon a “change-in-control”). Resource Bankshares’ Quarterly Reports on Form 10-Q, filed with the SEC on May 13, 2003 and August 12, 2003, contain additional disclosures concerning agreements with Resource Bankshares’ officers. Resource Bankshares’ 2003 Proxy Statement and Quarterly Reports on Form 10-Q are each available free of charge at the SEC’s web site at www.sec.gov and from Resource Bankshares upon request.

In addition to the interests disclosed in Resource Bankshares’ 2003 Proxy Statement and Quarterly Reports on Form 10-Q, upon completion of the merger, Lawrence N. Smith, CEO of Resource Bankshares, will enter into an employment agreement through June 1, 2007, pursuant to which he will serve as Chairman of Resource Bank. T. A. Grell, Jr., President of Resource Bankshares, and Debra C. Dyckman, Harvard R. Birdsong, II, and James M. Miller, Executive Vice Presidents of Resource Bankshares, will enter into five-year employment agreements with Resource Bank. In addition, pursuant to the merger agreement, one Resource Bankshares director, Thomas W. Hunt, will become a director of Fulton Financial. As of the date of this news release, Resource Bankshares is not aware of any director or officer who beneficially owns in excess of 5% of Resource Bankshares common stock, except as disclosed in its 2003 Proxy Statement.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated merger related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product

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offerings and other risks detailed from time to time in Fulton’s and Resource Bankshares’ SEC filings, including forms 10-Q and

10-K (copies of which are available from Fulton without charge in hard copy or online at www.sec.gov). Fulton and Resource Bankshares disclaim any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It: It is expected that Fulton will file a Registration Statement on SEC Form S-4, that Fulton and Resource Bankshares will file a Proxy Statement/Prospectus with the SEC in connection with the transaction discussed herein, and that Resource Bankshares will mail a Proxy Statement/Prospectus to shareholders of Resource Bankshares containing information about the Acquisition. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Fulton, Resource Bankshares, the acquisition of Resource Bankshares by Fulton, the persons soliciting proxies relating to the acquisition, their interests in the acquisition and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Fulton by directing a request to George R. Barr, secretary, at (717) 291-2411 or from Resource Bankshares by directing a request to Debra C. Dyckman, Secretary, (757) 222-2407.

In addition to the Registration Statement and the Proxy Statement/Prospectus, Fulton and Resource Bankshares file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton’s and Resource Bankshares’s filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

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2003